AMENDMENT NO. 1 TO FUND PARTICIPATION AGREEMENT

THIS AMENDMENT NO. 1 TO FUND PARTICIPATION AGREEMENT ("Amendment 1") is effective as of April 15, 1999, by and among IDS LIFE INSURANCE COMPANY (the "Company"), AMERICAN CENTURY INVESTMENT MANAGEMENT, INC. ("ACIM"), and AMERICAN CENTURY VARIABLE PORTFOLIOS, INC. ("ACVP" ). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

WHEREAS, the Company, TCI Portfolios, Inc.(the "Issuer") and Investors Research Corporation ("Investors Research") are parties to that certain Fund Participation Agreement dated April 24, 1996 (the "Agreement") in connection with the participation by the Funds in Contracts offered by the Company to its clients; and

WHEREAS, since the date of the Agreement, Investors Research Corporation has changed its name to American Century Investment Management, Inc.; and

WHEREAS, since the date of the Agreement, TCI Portfolios, Inc. changed its name to American Century Variable Portfolios, Inc.; and

WHEREAS, the Company now desires to add an Account to those which offer certain American Century funds, to expand the number of American Century funds made available as underlying investment media for the Contracts and to offer a Fund as an underlying investment option under certain variable life insurance policies which invest in the Fund; and

WHEREAS, the parties to this Amendment 1 now desire to modify the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1. Addition of Variable Life Insurance. The first "Whereas" clause of the Agreement is hereby deleted in its entirety and replaced with the following language:

WHEREAS, the Company offers to the public certain qualified and nonqualified variable annuity contracts and variable life insurance policies (collectively, the "Contracts"), which the Company has registered or will register under the Securities Act of 1933, as amended (the "1933 Act"); and"

2. Addition of Funds. The second "Whereas" clause of the Agreement is hereby deleted in its entirety and replaced with the following language:

"WHEREAS, the Company wishes to offer as investment options under the Contracts American Century VP Value and American Century VP International (each a "Fund" and collectively, the "Funds"), each a series of mutual fund shares registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and issued by the Issuer; and"

3. Provision of Prospectuses. Section 4(a) is hereby amended by adding the following sentence before the last sentence of this Section: "If the Company elects to print a prospectus that combines the prospectuses of the Funds with the prospectuses of other investment options under the Contracts, ACIM shall provide the Company with a copy of the Fund's prospectus in camera-ready art and/or electronic format."

4. Addition of Account. Section 6(a)(ii) is hereby amended by adding, after the reference to IDS Life Variable Account 10, the following words: "and IDS Life Variable Life Separate Account." After the date of this Amendment, each reference to "Account" in the Agreement shall be deemed to include both IDS Life Variable Account 10 and IDS Life Variable Life Separate Account. IDS Life Variable Account 10 shall offer VP Value and VP International as investment options, and IDS Life Variable Life Separate Account shall offer VP Value as an investment option.

5. Amendment to Termination Provision. Section 12(a) is hereby amended by adding the words "or such other date as agreed to by the parties" at the end of the Section.

6. Amendment to Notices Provision. In Section 17, the reference under notices "to the Company" to Wendell Halvorson, and the telephone and telecopy number are hereby deleted in their entirety and replaced with a reference to "President."

7. Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

8. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

9. Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the date first above written.

                                   AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.
IDS LIFE INSURANCE COMPANY

By:                                                     By:

Name:                                                   Name:

Title:                                                  Title:


                                   AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
ATTEST

By:                                                     By:

Name:                                                   Name:

Title:                                                  Title: